Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ambipar Emergency Response
The Cayman Islands
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 2024, relating to the consolidated financial statements of Ambipar Emergency Response (the Company), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO RCS Auditores Independentes SS Ltda.
BDO RCS Auditores Independentes SS Ltda.
São Paulo, Brazil
January 31, 2025